Exhibit 23.0

Consent of Wolf & Company, PC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-135692 and 333-145773 on Form S-8 of our report dated March 20, 2008 relating to the consolidated financial statements of Newport Bancorp, Inc. and Subsidiary as of December 31, 2007 and 2006 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 20, 2008